EXHIBIT 99.1

PHI Group Extends Record Date for Special Stock Dividend in American Pacific Resources, Inc. to December 31, 2019

* Shareholder Conference Call Scheduled October 4, 2019

New York, September 25, 2019 -- PHI Group, Inc. (www.phiglobal.com) (OTC Markets: PHIL), a U.S. diversified holding company focused on mergers and acquisitions and investments in select industries and special situations, today announced that the Company’s Board of Directors has passed a new corporate resolution to extend the Record Date for the special stock dividend in American Pacific Resources, Inc., a wholly owned subsidiary of the Company, to December 31, 2019, at the request of certain holder(s) of currently outstanding convertible notes of the Company.

Except for the new Record Date, the provisions for the afore-mentioned stock dividend remain the same as follows: (a) Eligible shareholders: In order to be eligible for the above-mentioned special stock dividend, a shareholder of PHI Group, Inc. must hold at least twenty (20) shares of Common Stock of PHI Group, Inc. as of December 31, 2019 (the new Record Date); (b) Dividend ratio: All eligible shareholders of Common Stock of the Company will be entitled to receive one (1) share of Common Stock of American Pacific Resources, Inc. for every twenty (20) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the new Record date; and (c) Payment Date: the Payment Date for the distribution of the special stock dividend to be ten (10) business days after a registration statement for said special stock dividend shares is declared effective by the Securities and Exchange Commission.

Henry Fahman, Chairman and CEO of PHI Group, Inc., commented: “We are obligated to further extend the Record Date to December 31, 2019 to be in compliance with the terms and conditions of certain convertible notes of the Company that are still outstanding at the moment. At the same time, the extension will give the Company additional time to repurchase our stock and to further develop American Pacific Resources before filing a registration statement with the Securities and Exchange Commission for the spinoff.”

Henry Fahman, Chairman and CEO of PHI Group, Inc., will host a conference call for our shareholders and investors at 4:30 P.M. Eastern Time, Friday October 4, 2019 and discuss additional corporate updates.

Topic: SHAREHOLDER CONFERENCE CALL

Time: Oct 4, 2019 01:30 PM Pacific Time (US and Canada)

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About PHI Group

PHI Group (www.phiglobal.com) primarily focuses on mergers and acquisitions and invests in select industries and special situations that may substantially enhance shareholder value. In addition, the Company’s wholly owned subsidiary, PHI Capital Holdings, Inc. (www.phicapitalholdings.com) provides M&A consulting services and assists companies to go public and access international capital markets. The Company has also been working diligently to organize PHILUX Global Funds with several compartments for investment in renewable energy, agriculture, real estate and multiple commodities (www.philux.eu). In addition, PHI Luxembourg Development SA, a Luxembourg-based wholly owned subsidiary of the Company, has been cooperating with reputable international advisers and partners to organize a diamond exchange center in Vietnam.

Safe Harbor Act and Forward-looking Statements

This news release contains “forward-looking statements” pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected,” which are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

PHI Group, Inc.

+1-702-475-5430

info@phiglobal.com